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                                  EXHIBIT (b)
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                        GARTMORE VARIABLE INSURANCE TRUST
                  (FORMERLY NATIONWIDE SEPARATE ACCOUNT TRUST)

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                                 AMENDED BYLAWS

                              Dated August 25, 1983
                        (As Amended To January 25, 2002)

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                                 AMENDED BYLAWS
                                       OF

                        GARTMORE VARIABLE INSURANCE TRUST
                  (FORMERLY NATIONWIDE SEPARATE ACCOUNT TRUST)
                  (REFLECTING AMENDMENTS THROUGH JULY 18, 1997)

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                                    ARTICLE I
                                  DEFINITIONS

     The terms "Commission", "Amended Declaration", "Distributor", "Investment Adviser", "Majority Shareholder Vote", "1940 Act", "Shareholder", "Shares", "Transfer Agent", "Trust", "Trust Property" and "Trustees" have the respective meaning given them in the Amended Declaration of Trust of Gartmore Variable Insurance Trust (formerly Nationwide Separate Account Trust) adopted August 25, 1983, and as amended from time to time.

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                                   ARTICLE II
                                    OFFICES

     Section 1. Principal Office. Until changed by the Trustees, the principal office of the Trust in the Commonwealth of Massachusetts shall be in the City of Boston, County of Suffolk. In addition, the Trust shall maintain outside the Commonwealth of Massachusetts a principal office at 1200 River Road, Conshohocken, Pennsylvania.

     Section 2. Other Offices. The Trust may have offices in such other places without as well as within the Commonwealth of Massachusetts as the Trustees may from time to time determine.

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                                  ARTICLE III
                                  SHAREHOLDERS

     Section 1. Meetings. There is no requirement that the Trustees have annual meetings of the Shareholders. In the event the Trustees determine to have an annual meeting of the Shareholders, it shall be held at such place within or without the Commonwealth of Massachusetts on such day and at such time as the Trustees shall designate. Special meetings of the Shareholders may be called at any time by a majority of the Trustees and shall be called by any Trustee upon written request of Shareholders holding in the aggregate not less than ten percent (10%) of the outstanding Shares having voting rights, such request specifying the purpose or purposes for which such meeting is to be called. Any such meeting shall be held within or without the Commonwealth of Massachusetts on such day and at such time as the Trustees shall designate.


                                    -- 41 --

     Section 2. Notice of Meetings. Notice of all meetings of the Share-holders, stating the time, place and purpose of the meeting, shall be given by the Trustees by mail to each Shareholder at his address as recorded on the register of the Trust, mailed at least ten (10) days and not more than sixty (60) days before the meeting. Only the business stated in the notice of the meeting shall be considered at such meeting. No notice need be given to any Shareholder who shall have failed to inform the Trust of his current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or his attorney thereunto authorized, is filed with the records of the meeting.

     Section 3. Quorum and Required Vote. At any meeting of Shareholders, a quorum for the transaction of business shall consist of a majority represented in person or by proxy of all votes attributable to the outstanding Shares (without regard to individual series) entitled to vote with respect to a matter; provided, however, that at any meeting at which the only actions to be taken are actions required by the 1940 Act to be taken by vote of the Shareholders of an individual series, a quorum shall consist of a majority of all votes attributable to the outstanding Shares of such individual series entitled to vote thereon, and that at any meeting at which the only action to be taken shall have been determined by the Board of Trustees to affect the rights and interests of one or more but not all series of the Trust, a quorum shall consist of a majority of all votes attributable to the outstanding Shares of the series so affected; and provided, further, that reasonable adjournments of such meeting until a quorum is obtained may be made by a vote attributable so the Shares present in person or by proxy. A majority of the votes shall decide any question or a plurality shall elect a Trustee, subject to any applicable requirements of law or of this Amended Bylaws or the Amended Declaration of Trust; provided, however, that when any provisions of law or of this Amended Bylaws requires the holders of Shares of any particular series to vote by series and not in the aggregate with respect to a matter, then a majority of all votes attributable to the outstanding Shares of that series shall decide such matter insofar as that particular series shall be concerned.

     Section 4. Record Date for Meetings. For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding thirty (30) days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than sixty (60) days prior to the date of any meeting of Shareholders or distribution or other action as a record date for the determinations of the persons to be treated as Shareholders of record for such purposes, except for dividend payments which shall be governed by the Amended Declaration. Only Shareholders of record at the close of business on the record date will be entitled to notice of and to vote at any meeting. At present, the separate accounts of Nationwide Life Insurance Company and Nationwide Life and Annuity Insurance Company (collectively "Nationwide") are the only Shareholders of the Trust.

     Section 5. Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Trustees may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Shareholders of record shall be entitled to vote. Each full Share shall be entitled to one vote and fractional Shares shall be entitled to a vote of such fraction. When any share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the change or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

     Nationwide will vote the shares of each series at any meeting in accordance with timely instructions under the variable contracts issued by Nationwide. Nationwide will vote shares attributable to variable contracts as to which no voting instructions are received in proportion (for, against or abstain) to those for which timely instructions are received. If a proxy is received that does not specify a choice, Nationwide will consider its timely receipt as an instruction to vote in favor the proposal to which it relates. In certain circumstances, Nationwide has the right to disregard voting instructions from certain variable contract owners. Variable contract owners may revoke previously submitted voting instructions given to Nationwide at any time prior to any meeting by either submitting to the Trust a subsequently dated proxy, delivering to the Trust a written notice of revocation or otherwise giving notice of revocation in open meeting, in all cases prior to the exercise of the authority granted in the proxy.


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
     Section 6. Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted shareholders of a Massachusetts business corporation or as required by the 1940 Act.

     Section 7. Action with Meeting. Any action which may be taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by law, the Declaration or these Bylaws for approval of such matter) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

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                                   ARTICLE IV
                                    TRUSTEES

     Section 1. Meetings of the Trustees. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given. Meetings of the Trustees other than by regular or stated meetings shall be held whenever called by the Chairman, or by any one of the Trustees, at the time being in office. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary or by the officer or Trustee calling the meeting and shall be mailed to each Trustee at least two days before the meeting, or shall be telegraphed, cabled, or wired to each Trustee at his business address, or personally delivered to him at least one day before the meeting. Such notice may, however, be waived by an Trustee. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any meeting. The Trustees may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, which telephone conference meeting shall be deemed to have been held at a place designated by the Trustees at the meeting. Participation in a telephone conference meeting shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if all the Trustees consent to the action in writing and the written consents are filed with the records of the Trustees' meetings. Such consents shall be treated as a vote for all purposes.

     Section 2. Quorum and Manner of Acting. A majority of the Trustees shall be present in person at any regular or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting and (except as otherwise required by law, the Amended Declaration or these Amended Bylaws) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given.

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                                    ARTICLE V
                          COMMITTEES AND ADVISORY BOARD

     Section 1. Executive and Other Committees. The Trustees by vote of a majority of all the Trustees may elect from their own number an Executive Committee to consist of not less than three (3) to hold office at the pleasure of the Trustees, which shall have the power to conduct the current and ordinary business of the Trust while the Trustees are not in session, including the purchase and sale of securities and the designation of securities to be delivered upon redemption of Shares of the Trust, and such other powers of the Trustees as the Trustees may, from time to time, delegate to them except those powers which by law, the Amended Declaration or these Amended Bylaws they are prohibited from delegating. The Trustees may also elect from their own number other Committees from time to time, the number composing such Committees and powers conferred upon the same (subject to the same limitations with respect to the Executive Committee) and the term of membership on such Committees to be determined by the Trustees. The Trustees may designate a chairman of any such Committee. In the absence of such designation the Committee may elect its own Chairman.

     Section 2. Meeting, Quorum and Manner of Acting. The Trustees may (1) provide for stated meetings of any Committees, (2) specify the manner of calling and notice required for special meetings of any Committee, (3) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, (4) authorize the making of decisions to exercise specified powers by written action of the requisite number of members of a Committee without a meeting and (5) authorize the members of a Committee to meet by means of a telephone conference circuit.


                                    -- 43 --

     The Executive Committee shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept in the offices of the Trust.

     Section 3. Advisory Board. The Trustees may appoint an Advisory Board to consist in the first instance of not less than three (3) members. Members of such Advisory Board shall not be Trustees or officers and need not be Share-holders. Members of this Board shall hold office for such period as the Trustees may by resolution provide. Any member of such Board may resign therefrom by a written instrument signed by him which shall take effect upon delivery to the Trustees. The Advisory Board shall have no legal powers and shall not perform the functions of Trustees in any manner, said Board being intended merely to act in an advisory capacity. Such Advisory Board shall meet at such times and upon such notice as the Trustees may by resolution provide.

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                                   ARTICLE VI
                                    OFFICERS

     Section 1. General Provisions. The officers of the Trust shall be a Chairman, a Vice Chairman, a Treasurer and a Secretary, who shall be elected by the Trustees. The Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including one or more Assistant Secretaries and one or more Assistant Treasurers. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents.

     Section 2. Term of Office and Qualifications. Except as otherwise provided by law, the Declaration of Trust or the Bylaws, the Chairman, the Vice Chairman, the Treasurer and the Secretary shall hold office until such officer's successor shall have been duly elected and qualified, and all other officers shall hold office at the pleasure of the Trustees.

     Section 3. Removal. The Trustees, at any regular or special meeting of the Trustees, may remove any officer with or without cause by a vote of a majority of the Trustees. Any officer or agent appointed by any officer or committee may be removed with or without cause by such appointing officer or committee.

     Section 4. Powers and Duties of the Chairman. The Chairman may call meetings of the Trustees and of any Committee thereof when he deems it necessary and shall preside at all meetings of the Shareholders. Subject to the control of the Trustees and any Committees of the Trustees, within their respective spheres, as provided by the Trustees, he shall at all times exercise a general supervision and direction over the affairs of the Trust. He shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust. He shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interest of the Trust. The Chairman shall have such other powers and duties as, from time to time, may be conferred upon or assigned to him by the Trustees.

     Section 5. Powers and Duties of Vice Chairman. In the absence or disability of the Chairman, the Vice Chairman or, if there be more than one Vice Chairman, any Vice Chairman designated by the Trustees shall perform all the duties and may exercise any of the powers of the Chairman, subject to the control of the Trustees. Each Vice Chairman shall perform such other duties as may be assigned to him from time to time by the Trustees and the Chairman.

     Section 6. Powers and Duties of the Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust. He shall deliver all funds of the Trust which may come into his hands to such custodian as the Trustees may employ pursuant to Article X of these Amended Bylaws. He shall render a statement of condition of the finances of the Trust to the Trustees as often as they shall require the same and he shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Trustees. The Treasurer shall give a bond for the faithful discharge of his duties, if required to do so by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

     Section 7. Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Shareholders and the Trustees in proper books provided for that purpose; he shall have custody of the seal of the Trust; he shall have charge of the Share transfer books, lists and records unless the same are in the charge of the Transfer Agent. The Secretary shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these Amended Bylaws and as required by law; and subject to these Amended Bylaws, he shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Trustees.


                                    -- 44 --

     Section 8. Powers and Duties of the Assistant Treasurers. In the absence or disability of the Treasurer, any Assistant Treasurer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them by the Trustees. Each Assistant Treasurer shall give a bond for the faithful discharge of his duties, if required to so by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

     Section 9. Powers and Duties of the Assistant Secretaries. In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all of the duties, and may exercise any of the powers, of the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them by the Trustees.

     Section 10. Compensation of Officers and Trustees and Members of the Advisory Board. Subject to any applicable provisions of the Amended Declaration, the compensation of the officers and Trustees and members of the Advisory Board shall be fixed from time to time by the Trustees or, in the case of officers, by any Committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he is also a Trustee.

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                                  ARTICLE VII
                                  FISCAL YEAR

     The fiscal year of the Trust shall begin on the first day of January in each year and shall end on the last day of December in each year, provided, however, that the Trustees may from time to time change the fiscal year.

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                                  ARTICLE VIII
                                      SEAL

     The Trustees may adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.

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                                   ARTICLE IX
                                WAIVERS OF NOTICE

     Whenever any notice whatever is required to be given by law, the Amended Declaration or these Amended Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been telegraphed, cabled or wirelessed for the purposes of these Amended Bylaws when it has been delivered to a representative of any telegraph, cable or wireless company with instruction that it be telegraphed, cabled or wirelessed. Any notice shall be deemed to be given at the time when the same shall be mailed, telegraphed, cabled or wirelessed.

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                                    ARTICLE X
                                    CUSTODIAN

     Section 1. Appointment and Duties. The Trustees shall at all times employ a bank or trust company in accordance with the 1940 Act as amended and the rules promulgated thereunder as amended.

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                                   ARTICLE XI
                                   AMENDMENTS

     These Amended Bylaws, or any of them, may be altered, amended or repealed, or new Bylaws may be adopted (a) by Majority Shareholder Vote, or (b) by the Trustees, provided, however that no Bylaw may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to law, the Amended Declaration or these Amended Bylaws, a vote of the Shareholders .

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                                    -- 45 --